UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01     Entry into a Material Definitive Agreement.

On December 21, 2012, Avon Products, Inc. (the “Company”), Avon Capital Corporation, the banks, financial institutions and other institutional lenders under the Company's Revolving Credit and Competitive Advance Facility Agreement, dated as of November 2, 2010 (the “Credit Agreement”), and the administrative agent thereunder, entered into a first amendment (the “Amendment”) to the Credit Agreement. The Amendment primarily relates to the calculation of the interest coverage ratio under the Credit Agreement and allows the Company, subject to certain conditions and limitations, to add back to its consolidated net income: (i) extraordinary and other non-cash losses and expenses, (ii) one-time fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any asset sale, equity issuance or incurrence or repayment of debt or refinancing or amendment of any debt instrument and (iii) cash charges and other cash expenses, premiums or penalties incurred in connection with any restructuring or relating to any legal or regulatory action, settlement, judgment or ruling, in an aggregate amount not to exceed $400,000,000 for the period from October 1, 2012 until the termination of commitments under the Credit Agreement. Certain of the financial institutions that are parties to the Amendment provide financial services to the Company and its affiliates such as investment banking, cash management, bank guarantees and derivative arrangements.

In addition, the Company is in the process of seeking an amendment to the Note Purchase Agreement, dated November 23, 2010 (as amended), to, among other things, modify certain financial definitions relating to the interest coverage ratio covenant contained therein.
The foregoing does not constitute a complete summary of the terms of the Amendment and is qualified in its entirety by the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.

10.1
First Amendment, dated as of December 21, 2012, to the Revolving Credit and Competitive Advance Facility Agreement among Avon Products, Inc., Avon Capital Corporation, the banks, financial institutions and other institutional lenders and the administrative agent thereunder.

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kimberly Ross
Name: Kimberly Ross
Title: Executive Vice President and Chief Financial Officer

Date: December 28, 2012

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

10.1
First Amendment, dated as of December 21, 2012, to the Revolving Credit and Competitive Advance Facility Agreement among Avon Products, Inc., Avon Capital Corporation, the banks, financial institutions and other institutional lenders and the administrative agent thereunder.